UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2014

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan	48152
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 17, 2014, Jonathan Gallen resigned from the Board of Directors of Tower International, Inc. (the “Company”) due to other commitments.

Effective October 17, 2014, the Board of Directors of the Company elected Alison Davis-Blake to the Company’s Board of Directors to fill the Class I director vacancy arising from Mr. Gallen’s resignation. Ms. Davis-Blake is the Dean of the Stephen M. Ross School of Business at the University of Michigan. At the time of her appointment to the Board, Ms. Davis-Blake was also appointed to serve on the Audit Committee of the Board.

The Board of Directors has determined that Ms. Davis-Blake is an independent director under the New York Stock Exchange listing standards.

In connection with Ms. Davis-Blake’s election to the Board, her annual compensation will consist of a $100,000 cash retainer, restricted stock units valued at $100,000 (prorated for the current Plan year), and additional annual compensation of $5,000 for her service on the Audit Committee.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release, dated October 17, 2014, of Tower International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/Jeffrey Kersten

Name:	Jeffrey Kersten
Title:	Senior Vice President and Corporate Controller

October 17, 2014

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